UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

5BARz INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1218 Third Ave., Suite 505 Seattle, Washington
(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

5BARz International Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on March 14, 2013 (“Original Filing”). The Original Filing in item 304(a)(1)(iv) referred to the most recent year ended December 31, 2012 and the periods preceding March 13, 2013. The revised report addresses the registrants two most recent fiscal years, and any subsequent interim period through the date of change in accountant in item 304(a)(1)(iv). Further, the report has been amended to report that the successor accountant has also been engaged to audit the consolidated financial statements for the year ended December 31, 2012. Further, the Exhibit 16 letter from the former accountants has been updated to indicate that the former accountant agrees with the information provided in this Form 8K/A.

ITEM 4.01                      Changes in Registrant’s Certifying Accountant.

The registrant reports in this current report on form 8K, a change in certifying accountant. Effective March 13, 2013, acting on the recommendation of the Audit Committee of 5BARz International Inc., the Board of Directors of 5BARz International Inc. (the “Registrant”), passed a resolution, not to renew the Thomas J. Harris, CPA engagement. Thomas J. Harris, CPA has audited the financial statements of the Company for the fiscal years ending December 31, 2011 and 2010.

(a)(1) Previous Independent Accountant

(i)	The Registrant reports a change in certifying accountant which involves the dismissal of Thomas J. Harris, CPA, the Registrants independent registered public accounting firm, effective March 13, 2013.
(ii)	Thomas J. Harris, CPA audited the financial statements for the Registrant for the fiscal years ended December 31, 2011 and 2010. Prior to the decision not to renew the Thomas J. Harris, CPA engagement, Thomas J. Harris, CPA’s reports did not have an adverse opinion, or a disclaimer of opinion, or was their opinion qualified or modified as to audit scope, or accounting principles for the two years ended December 31, 2011 and 2010. However the opinions did contain an unqualified modified opinion with respect to a “going concern” uncertainty in the auditors’ opinions for the years ended December 31, 2011 and 2010.
(iii)	The decision to change certifying accountants was made based upon recommendation made by the Audit Committee of the Registrant and passed by resolution of the Board of Directors of the Registrant on March 13, 2013.
(iv)	During the registrant's two most recent fiscal years, ended December 31, 2011, and December 31, 2010 and all subsequent interim periods preceding March 13, 2013 the date of change of certifying accountant, there were no disagreements, resolved or not, with Thomas J. Harris, CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Thomas J. Harris, CPA would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the consolidated financial statements of the Registrant; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

Concurrently with its filing of this current report with the Commission, the Registrant has provided Thomas J. Harris, CPA with a copy of the disclosures it is making in response to this Item 4.01, together with a request that Thomas J. Harris, CPA furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. That letter is attached hereto as Exhibit 16.1 to this Form 8-K

(v)	The Registrant is not aware of any issues that had not been resolved to the satisfaction of Thomas J. Harris, CPA prior to the Registrant's deciding not to renew the Thomas J. Harris, CPA engagement on March 13, 2013.

(a)(2) Engagement of New Independent Registered Public Accounting Firm

Effective March 13, 2013, and acting upon the recommendation of the Audit Committee of 5BARz International, Inc., the Board of Directors of 5BARz International, Inc. passed a resolution and engaged Marcum LLP as its independent registered public accountant to audit the consolidated financial statements of the registrant for the fiscal year ended December 31, 2012 and to review the Registrant’s consolidated financial statements for the quarter ended March 31, 2013, and to review the financial statements for the subsequent interim periods.

During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging the Registrants new independent registered public accountant, Marcum LLP, neither the Registrant nor anyone acting on its behalf have consulted Marcum LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; (iii) acting as the principle accountant or to audit the financial statements of the Registrant (iv) acting as a consultant to the Registrant (v) any matter that was either the subject of a disagreement (as defined in item 304(a)(1)(iv) of regulation S-K and the related instructions), or a reportable event (as described in item 304(a)(1)(v) of Regulation S-K).

On March 13, 2013, the Company issued a press release disclosing, among other things, the appointment of Marcum LLP. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

16.1                      Letter from Thomas J. Harris, CPA dated March 22, 2013.

99.1                      Press release dated March 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5BARz INTERNATIONAL, INC. (Registrant)

Date: March 22, 2013	By:	/s/ Daniel Bland
Name: Daniel Bland
Title: Chief Executive Officer